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                                                                    EXHIBIT 99.2

                        KEYSTONE INTERNATIONAL FUND INC.

                          AMENDMENT NUMBER 1 TO BYLAWS

         The Bylaws of this Corporation are hereby amended by adding the following new paragraph to the end of Article III, Section 1:

                  "Effective with the election of Directors at the 1983 Annual Meeting of Shareholders of the Corporation, no person shall be eligible for election as a Director if at the time of such election he has passed his seventieth birthday".

         In all other respects the Bylaws are unchanged.









DATED: June 17, 1982


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                                          BY-LAWS
                                             of
                             KEYSTONE INTERNATIONAL FUND, INC.
                                         ARTICLE I.
                                      Stockholders

12/9/64

         1. Annual Meeting. The annual meeting of the stockholders shall be held on the second Tuesday of December in each year after the year 1963, (or if that be a legal holiday, on the next succeeding full business day) at the principal office of the corporation in Massachusetts at 2 o'clock P.M. unless a different hour, place in Massachusetts or date within ninety days after the end of the fiscal year of the corporation is specified by the Board of Directors or in writing by the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these by-laws, may be specified by the Board of Directors or in writing by the President. If no annual meeting is held on the date herein provided for, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

         2. Special Meetings. Special meetings of stockholders entitled to vote may be called by the President or by the Board of Directors. Upon written application of one or more stockholders who hold at least 10% of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the date, hour and purposes of the meeting, and the place in Massachusetts at which it is to be held.

         3. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or by the person calling the meeting at least ten days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization or by these by-laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice of the time, place or purposes of any annual or special meeting of stockholders shall be required if every stockholder entitled to notice thereof, or his attorney thereunto authorized, waives such notice by a writing which is filed with the records of the meeting.

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         4. Quorum. At any meeting of stockholders the holders of twenty-five per cent (25%) of all stock issued and outstanding and entitled to vote upon a matter to be acted on at the meeting shall constitute a quorum with respect to such matter, but a lesser interest may adjourn any meeting from time to time and such meeting may be held as adjourned without further notice. When a quorum is present, the holders of a majority of the stock entitled to vote which is represented thereat, except where a larger vote is required by law, by the Articles of Organization or by these by-laws, shall decide any matter brought before the meeting.

         5. Voting and Proxies. At any meeting of stockholders each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the books of the corporation, unless otherwise provided by law, by the Articles of Organization or by these by-laws. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. Proxies need not be sealed or attested.


                                   ARTICLE II.
January 20, 1970
                                    Officers

         1. Directors and Officers. The officers of the corporation shall be a Board of Directors consisting of such number not less than three nor more than fifteen as may be fixed by the stockholders, a President, a Treasurer, a Clerk and such other officers as the Board of Directors may from time to time elect. At each annual meeting the stockholders shall fix the number of directors to be elected, and shall elect by ballot a Board of Directors. The stockholders may change the number of directors, within the limits provided for above, at any special meeting held for that purpose, and may elect additional directors when the number is increased, or may remove directors (as hereinafter provided) when the number is reduced. No director need be a stockholder. Two or more offices may be held by the same person.

         The President, Treasurer and Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Such other offices of the corporation as may be created in accordance with these by-laws may be filled at such meeting or at any other time by the Board of Directors.

Acceptance by the Board of Directors

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1/20/70
         3. Removal. The stockholders may at any meeting remove any director without assigning any cause, by vote of the holders of a majority of the stock issued and outstanding and entitled to vote, provided that notice of the proposed action is included in the notice of the meeting The Board of Directors may remove from office any officer other than a director by vote of a majority of its entire number.

1/20/70
         4. Vacancies. Any vacancy in the Board of Directors may be filled by the stockholders at a special meeting called for the purpose. Unless so filled, any such vacancy and any vacancy in any other office may be filled for the unexpired balance of the term by vote of the Board of Directors. In the event of vacancies in the Board of Directors, the remaining Directors may exercise the powers of the full Board unti1 successors are elected.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         1. Powers. The Board of Directors shall have and may exercise all the powers of the corporation, except such as are conferred upon the stockholders by law, by the Articles of Organization or by these by-laws.

         2. Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, after the election of a new Board of Directors.

         Special meetings of the Board of Directors may be held at any time and place when called by the President, Treasurer or two or more directors.

         3. Notice of Meetings. Notice of all special meetings of the Board of Directors shall be given to each director by the Secretary, or if there be no Secretary by the Clerk, or in the case of the death, absence, incapacity or refusal of such person, by the officer or one of the directors calling the meeting. Notice shall be given to each director either personally or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Any meeting of the Board of Directors at which all the directors are present or notice of which has been waived by each director in a writing filed with the records of the meeting shall be a legal meeting without call or notice, and any director may waive notice of a meeting in writing either before or after the meeting.

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         4. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

         5. Action of the Board of Directors. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present, except if a larger vote is required by law, by the Articles of Organization or by these by-laws, shall be sufficient to decide any question brought before such meeting. Any action set forth in the records of the Board of Directors which is approved in writing endorsed on the records of the meeting by all of the directors then in office, shall be the valid action of the Board of Directors whether or not a meeting was held in accordance with these by-laws.

         6. Executive Committee. The Board of Directors may, by vote of a majority of its entire number, elect from its own number an Executive Committee of three or more members in which committee shall be vested the management in behalf of the Board of Directors of the current and ordinary business of the corporation. A majority of the Executive Committee shall constitute a quorum for the transaction of business but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. The Executive Committee may make rules not inconsistent herewith for the holding and conduct of its meetings. A record of the meetings of the Executive Committee shall be kept as provided for meetings of the Board of Directors.

         The Executive Committee shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of the Executive Committee, but no such rescission shall have retroactive effect.

                                   ARTICLE IV

                               Executive Officers

         1. President and Vice Presidents. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and the Board of Directors.

         Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

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         2. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation. He shall have power to endorse for deposit or collection all instruments for the payment of money to the corporation and to accept drafts on its behalf. He shall cause to be kept accurate books of account of the affairs of the corporation, and if required by the Board of Directors he shall give bond for the faithful performance of his duty in form and amounts and with such sureties as may be determined by the Board of Directors.

         Any Assistant Treasurer shall have such powers as the Board of Directors may from time to time designate.

         3. Clerk. The Clerk, who shall be a resident of Massachusetts, shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, a Temporary Clerk shall be designated by the person presiding at the meeting to perform the duties of the Clerk. The Clerk and any Temporary Clerk shall be sworn to the faithful performance of their duties.

         4. Secretary. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary and the Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

         5. Other Powers and Duties. Each executive officer shall, subject to these by-laws, have in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Board of Directors may from time to time designate.

                                   ARTICLE V.

                                  Capital Stock
1/20/70

         1. Certificates of Stock. Each stockholder of record shall be entitled to a certificate of the capital stock of the corporation in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when any such certificate is signed by a Transfer Agent or by a Registrar, other than a director, officer or employee of the corporation, the signatures of the officers of the corporation may be facsimile.

         2. Transfers. Subject to the restrictions, if any, endorsed or referred to on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         3. Transfer Books. The stock and transfer books of the corporation shall be kept in Massachusetts at the principal office of the corporation or at an office of its Transfer Agent and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         The Board of Directors may fix in advance a time of not more than sixty days (or such other period as may be permitted by law) preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         4. Lost Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

         5. Issue of Stock. Unless otherwise voted by the incorporators or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation, may be issued pursuant to vote of the Board of Directors to such persons, for such consideration, whether cash, property, goodwill, services or expenses, or as a stock dividend, and on such terms as the Board of Directors may determine from time to time and without first offering the same for subscription to stockholders of the corporation.

                                   ARTICLE VI.

                            Miscellaneous Provisions

         1. Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending March 31.

         2. Seal. The seal of the corporation shall, subject to alteration by the Board of Directors, bear its name, the word "Massachusetts", and the year of its incorporation.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

         4. Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

         5. Evidence of Authority. A certificate by the Clerk or Secretary or a Temporary Clerk or Temporary Secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Articles of Organization or by these by-laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency, shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

         6. Articles of Organization. All references in these by-laws to the Articles of Organization shall be deemed to refer to the Agreement of Association and Articles of Organization of the corporation, as amended and in effect from time to time.

                                   ARTICLE VII

                        Provisions for the Conduct of the
                             Corporation's Business

         1. Dealings with Affiliates. The corporation shall not purchase or retain securities issued by any issuer if one or more of the holders of the securities of such issuer or one or more of the officers or directors of such issuer is an officer or director of the corporation or of any organization, association or corporation with which the corporation has an investment adviser's contract (the "investment adviser"), if to the knowledge of the corporation one or more of such officers or directors of the corporation or of the investment adviser owns beneficially more than one-half of one per cent (1/2%) of the shares or securities of such issuer and such officers and directors owning more than one-half of one percent (1/2%) of such shares or securities together own beneficially more than five per cent (5%) of such shares or securities.

         Subject to the provisions of the preceding paragraph, no officer, director or agent of the corporation or of the investment adviser shall deal for or on behalf of the corporation with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided that the foregoing provisions shall not prevent (a) officers and directors of the corporation from buying, holding or selling shares in the corporation, subject to the provisions of the agreement of association and of these by-laws, or from being partners, officers or directors of or financially interested in any investment adviser to the corporation; (b) purchases of investments for the portfolio of the corporation or sales of investments owned by the corporation through a securities dealer who is, or one or more of whose partners, stockholders, officers or directors is, an officer or director of the corporation, if such transactions are handled in the capacity of broker only and commissions charged to the corporation do not exceed customary brokerage charges for such services; or (c) employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or director of the corporation, if only customary fees are charged for services to the corporation.

         2. Dealing in Securities of the Corporation. The corporation, the investment adviser, any corporation, firm or association, including the investment adviser, which may at any time be the principal underwriter for shares of the corporation (the "principal underwriter") and the officers and directors of any of them shall not take long or short positions in the securities of the corporation, except that:

              (a) the principal underwriter may place orders with the corporation for its shares equivalent to orders received by the principal underwriter;

              (b) the principal underwriter may maintain a market for the shares of the corporation as agent for the corporation; and

              (c) the officers and directors of the principal underwriter, investment adviser and the corporation may buy, for investment, shares of the corporation.

         3. Limitation on Certain Loans. The corporation shall make no loans to any officer, director or employee of the corporation or the investment adviser or principal underwriter or their respective officers, directors or partners or employees.

         4. Custodian

              (a) All securities and cash owned by the corporation shall, as hereinafter provided, be held or otherwise controlled by or deposited with a Custodian which shall be a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act.

              (b) The corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the corporation held by the Custodian. Said contract may contain provisions permitting the Custodian to appoint a sub-custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of the corporation.

              (c) The corporation shall upon the resignation or inability to serve of its Custodian or upon change of the Custodian:

                   (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

                   (ii) require that the cash and securities owned by the
              corporation be delivered directly to the successor Custodian; and

                   (iii) in the event that no successor Custodian can be found, submit to the stockholders, before permitting delivery of the cash and securities owned by the corporation otherwise than to a successor Custodian, the question whether or not the corporation shall be liquidated or shall function without a Custodian.

         5. Limitations on Investments. The corporation shall not purchase for its portfolio the securities of any issuer if immediately after such purchase more than five per cent (5%) of the total assets of the corporation valued in the manner set forth in the agreement of association would be invested in the securities of any one issuer. The provisions of this paragraph shall not apply to obligations issued or guaranteed by the government of the United States of America or Canada or to obligations of any corporation organized under a general Act of Congress if such corporation is an instrumentality of the United States.

         The corporation shall not purchase for its portfolio the securities of any issuer if as a result of such purchase the corporation would thereupon hold more than ten per cent (10%) of the outstanding voting securities of such issuer.

         The corporation shall not invest any of its assets in the securities issued by other investment companies except by purchases in the open market where no commission or profit results to a distributor or dealer other than the customary broker's commission.

         The corporation shall not purchase for its portfolio the securities of companies which have a record of less than three years' continuous operation if as a result of such purchase the corporation's total investments in such companies, valued in the manner set forth in the agreement of association would thereupon amount to more than five percent (5%) of the corporation's total assets valued, in the same manner. Such period of three years may include the operation of any predecessor company or companies, partnership or individual enterprise, if the company whose securities are taken as an investment for funds of the corporation has come into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company or companies, partnership or individual enterprise.

         6. Limitation on Borrowing and Pledging Assets by the Corporation.

              (a) The corporation shall not borrow amounts in excess of ten per cent (10%) of its gross assets taken at cost and any borrowing shal1 be undertaken only as a temporary measure for extraordinary or emergency purposes.

              (b) The corporation shall not pledge, mortgage or hypothecate assets taken at market to an extent greater than fifteen per cent (15%) of its gross assets taken at cost.

         7. Limitation on Purchases on Margin and Short Sales. The corporation shall not make short sales for the account of the corporation and shall not purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions.

         8. Limitation on Annual Charges. The maximum charges per annum paid by the corporation in any fiscal year (including fees paid to the investment adviser, but excluding taxes and brokerage charges) shall not exceed three-quarters of one per cent (3/4%) of the average asset value for such fiscal year. For the purposes of this paragraph the phrase "average asset value" shall mean the value of the net assets of the corporation valued in the manner set forth in the agreement of association plus the amount of funds borrowed for investment purposes.

         9. Reports to Stockholders: Distributions from Realized Gains. The corporation shall send to each stockholder of record an annual report for each fiscal year, which shall include financial statements certified by independent public accountants, and at least semi-annually shall send to each such stockholder a report of the current financial condition of the corporation and of the results of its operations for the period covered. Whenever the corporation makes distributions from realized gains, such fact shall be clearly revealed to its stockholders and the basis of calculation shall be set forth.

         10. Investment Adviser. The Board of Directors may at any time and from time to time enter into an investment advisory contract whereby the other party thereto shall undertake to furnish to the corporation such management, investment advisory, statistical, research and clerical facilities and services, and such other facilities and services as the Board of Directors may in their discretion determine. Every such investment advisory contract entered into by this corporation shall:

              (a) be approved by vote of a majority of the outstanding voting securities of the corporation;

              (b) continue in effect for more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by vote of the Board of Directors, which vote shall include the approving vote of a majority of the directors who are not parties to such contract or affiliated persons of any such party within the meaning of the Investment Company Act of 1940 as amended from time to time, or, alternatively, by vote of a majority of the outstanding voting securities of the corporation;

              (C) provide that it may be terminated at any time by this corporation without payment of penalty upon not more than 60 days' written notice to the other party; and that it shall terminate automatically in the event of its assignment (direct or indirect), transfer, sale, pledge or hypothecation by either party thereto;

              (d) provide that any amendment thereto must be approved by the affirmative vote of a majority of the outstanding voting securities of the corporation.

         11. Principal Underwriter. The Board of Directors may at any time and from time to time enter into a contract or contracts providing for the sale of the shares of common stock of the corporation. Any such underwriting contract shall:

              (a) be approved by vote of the Board of Directors and shall continue in effect for a period of more than two (2) years from the date of its execution only so long as such continuance is specifically approved at least annually by vote of the Board of Directors, provided that any such vote approving an underwriting contract or approving the continuance of an underwriting contract shall include the approving vote of a majority of the directors who are not parties to such contract or affiliated persons of any such party within the meaning of the Investment Company Act of 1940 as amended from time to time;

              (b) provide that it shall terminate automatically in the event of its assignment by the underwriter;

              (c) fix the total commission or sales charge, if any, to be charged upon the sale of the corporation's shares at not more than nine percent (9%) of the offering price to the public.

3/14/69

                                  ARTICLE VIII

                       Repurchases and Redemptions of its
                            Shares by the Corporation

    1. Sales of Shares. The Board of Directors may authorize the sale by the Corporation of any of its authorized and unissued shares of common stock and may make such arrangements from time to time to carry out such sales as it shall in its discretion determine to be necessary or appropriate, including the appointment and authorization of officers and agents to act for the corporation in connection therewith. Any such sale shall be made at a price which is the sum of (1) the applicable sales charge as determined by the Board of Directors, and (2) the net asset value per share which is next computed after receipt of the order for such shares. Computations of net asset value shall be made on each day during which the New York Stock Exchange is open for trading once daily as of the time of the close of trading on such Exchange and at such other time or times as the Board of Directors may determine from time to time. The Directors may modify the foregoing provisions of this paragraph but only in accordance with applicable laws and regulations.

         2. Redemption of Shares. The corporation shall purchase such shares as are offered by any stockholder for redemption, upon the presentation of the certificate or certificates therefor to the corporation or to the Custodian duly endorsed or accompanied by a proper instrument of transfer, together with a request that the corporation purchase the shares represented thereby; and the corporation shall pay upon each of the shares so presented the net asset value per share which is next computed after the tender thereof. The Directors may modify the foregoing provisions of this paragraph but only in accordance with applicable laws and regulations. Payment for said shares shall be made by the corporation to the stockholder within seven days after the date on which the shares are properly presented.

         3. Repurchase of Shares. The Board of Directors may authorize the voluntary repurchase by the corporation of any of its outstanding shares of common stock offered for repurchase and may make such arrangements from time to time to carry out such repurchases as it shall in its discretion determine to be necessary or appropriate, including the appointment and authorization of officers and agents to act for the corporation in connection therewith. Any such repurchase shall be made at the net asset value per share which is next computed after receipt of the offer of such shares. The Directors may modify the foregoing provisions of this paragraph but only in accordance with applicable laws and regulations.

         The obligation set out in the preceding paragraph is subject to the provision that in the event that at any time the New York Stock Exchange shall be closed for any period of time because of then existing financial conditions or for any other unusual or extraordinary conditions then existing, the obligations of the corporation relative to repurchase of the shares of the corporation shall be suspended and ineffective from the period from the date of the closing to the date of the reopening of the Exchange, including in such period the day on which the action is taken for closing the Exchange and the day on which the Exchange is reopened. In such case, the corporation shall not be required to purchase any shares deposited during the day on which the action is taken for closing the said Exchange and may return or cause to be returned to the depositor in such case the deposited shares and the redemption price on deposited shares not so returned shall be based on their net asset value at the close of business on the date of the reopening of the Exchange. Furthermore, sales by the corporation of such shares and the obligation to redeem such shares shall be similarly suspended for such periods as the Securities and Exchange Commission may by rule, regulation or order permit.

         3/14/69

         The corporation shall make no charge in connection with repurchases or redemptions of its shares.

                                   ARTICLE IX

                                   Amendments
1/20/70

         Subject to any applicable requirements of law, these by-laws may be amended or added to, altered or repealed by the stockholders at any annual or special meeting of the stockholders, provided notice of the general purpose of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting, or by the Board of Directors at any meeting of the Board of Directors, except that the Board of Directors may not amend, add to, alter, or repeal any provision hereof which by law, the articles of organization or these by-laws requires action by the stockholders. Any by-laws adopted by the Directors may be amended or repealed by the stockholders.